Exhibit 10.1
EXECUTION

FOURTH MODIFICATION AGREEMENT
This Fourth Modification Agreement (“Agreement”) is made as of August 17, 2015, by and among KENNEDY-WILSON, INC., a Delaware corporation (“Borrower”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent, lead arranger and book manager (“Agent”) under the Loan Agreement described below, U.S. BANK NATIONAL ASSOCIATION, a national banking association, as a Lender (“U.S. Bank National Association”), EAST-WEST BANK, a California banking corporation (“East-West Bank”), THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND (“Bank of Ireland”) BANK OF AMERICA, N.A., a national banking association (“Bank of America”) DEUTSCHE BANK AG NEW YORK BRANCH (“Deutsche Bank”) and J.P. MORGAN CHASE BANK, N.A., a national banking association (“J.P. Morgan Bank”). As used in this Agreement, U.S. Bank National Association, East-West Bank, Bank of Ireland, Bank of America, Deutsche Bank and J.P. Morgan Bank, and any bank that becomes a party to the Loan Agreement in the future, shall collectively be referred to herein as “Lenders”.
Factual Background
A.    Under a Revolving Loan Agreement dated July 22, 2010 (as amended by the First Modification Agreement (as defined below), the Second Modification Agreement (as defined below), the Consent Letters (as defined below) and the Third Modification Agreement (as defined below), the “Loan Agreement”), Lenders agreed to make unsecured revolving loans of up to $140,000,000 to Borrower (the “Loan”), subject to the terms and conditions specified therein. Borrower, Agent, U.S. Bank National Association and East-West Bank previously executed that certain Modification Agreement dated as of June 29, 2012 (the “First Modification Agreement”), pursuant to which the parties thereto agreed to modify the terms of the Loan to, among other things, extend the term of the Loan to June 30, 2015, modify the interest rate payable under the Loan, and make additional Loan proceeds available under the Loan, as more fully set forth therein. Borrower, Agent, U.S. Bank National Association, East-West Bank, and Bank of Ireland previously executed that certain Second Modification Agreement dated as of September 19, 2013 (the “Second Modification Agreement”), pursuant to which the parties thereto agreed to modify the terms of the Loan to, among other things, extend the term of the loan to October 1, 2016, modify certain financial covenants, and make additional loan proceeds available under the Loan, as more fully set forth therein. Borrower, Agent, U.S. Bank National Association, East-West Bank, Bank of Ireland, Bank of America, Deutsche Bank, and J.P. Morgan Bank previously executed that certain Third Modification Agreement dated as of July 16, 2014 (the “Third Modification Agreement”), pursuant to which the parties thereto agreed to modify the terms of the Loan to, among other things, modify certain financial covenants, and make additional loan proceeds available under the Loan, as more fully set forth therein. Borrower, Agent, U.S. Bank National Association, East-West Bank, and Bank of Ireland have previously executed various consent letters (collectively, the “Consent Letters”), pursuant to which the Lenders parties thereto consented to the issuance of Senior Notes on the terms and conditions set forth in the Consent Letters.

B.    The parties hereto wish hereby to amend certain provisions of the Loan Agreement with respect to “Change of Control” and to update various provisions thereof with respect to OFAC, Sanctions, Anti-Corruption and similar matters, to conform such provisions to the current standards of Agent and Lenders.
C.    As used in this Agreement, the term “Loan Documents” means the Loan Agreement, the Notes (as defined below), the Initial Repayment Guaranty, the Additional Guaranty, the First Modification Agreement, the Second Modification Agreement, the Third Modification Agreement, the Consent Letters, the Assumption Agreements and the other “Loan Documents” described in the Loan Agreement, all as amended or modified hereby. This Agreement shall also constitute a Loan Document. Capitalized terms used herein without definition have the meanings ascribed to them in the Loan Agreement, as modified by this Agreement.
Agreement
Therefore, Borrower, Agent and Lenders agree as follows:
1.Recitals. The recitals set forth above in the Factual Background are true, accurate and correct, and such recitals hereby are incorporated herein as an agreement of Borrower, Agent and Lenders.
2.Reaffirmation of Obligations. Borrower reaffirms all of its Obligations under the Loan Documents, and Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Existing Notes or any other Loan Document. Without limiting the foregoing, Borrower (a) reaffirms Agent’s right, following the occurrence of any Event of Default, subject to the terms and conditions of Section 1.14 of the Loan Agreement, to apply any and all payments made by Borrower or otherwise received by Agent or Lenders with respect to the Loan to the obligations owing by Borrower under the Loan Documents in such order and manner deemed appropriate by Agent in its sole discretion (subject only, as between Agent and Lenders, to the provisions of Section 9.5(b) of the Loan Agreement, as amended hereby), and (b) expressly waives all of its rights under applicable law or otherwise to direct Agent as to such application or to designate the portion of the obligations to be satisfied.
3.Modifications to the Loan Agreement. The Loan Documents are hereby amended as follows:
(a)Section 4.16 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:
“4.16    Sanctions and Anti-Corruption Compliance; PATRIOT Act. The Borrower, each Guarantor, each agent of Borrower and each Guarantor, their respective officers and employees and, to the knowledge of the Borrower, its directors, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Borrower, any Subsidiary, or to the knowledge of the Borrower or such Subsidiary, any of its respective directors, officers or employees, is a Sanctioned Person. No Advance or use of the proceeds of any

Advance, other financial accommodation or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions. Each of Borrower, Guarantors, and each Affiliate or agent of Borrower or any Guarantor, is in compliance in all material respects with the PATRIOT Act. Neither the making of the Advances hereunder, nor the use of any of the proceeds thereof, will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, any of the foreign asset control regulations of the United States Treasury (31. C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto.”
(b)Section 5.11 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:
“5.11    Compliance with Laws. (a) Except as set forth in clause (b) below, substantially comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to cause a Material Adverse Change, and (b) comply in all material respects, and cause each Subsidiary to comply in all material respects, with all Anti-Corruption Laws and any applicable Sanctions.’
(c)Section 5.17 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:
“5.17    Sanctions and Anti-Corruption Compliance. Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by Borrower, each Guarantor, and all Affiliates and agents of Borrower with the restrictions described in Section 4.16 hereof.
(d)Section 6.26 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:
“6.26    Sanctions and Anti-Corruption; Use of Proceeds. Borrower shall not request any Advances hereunder, or use the proceeds of the Advances made hereunder, whether directly or indirectly, and whether immediately, incidentally or ultimately, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country.”
(e)Section 9.18 of the Loan Agreement is hereby amended by including a new clause (e):

“(e)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Amendment, the Borrower and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) the Amended Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i) or 1.471-2T(b)(2)(i).”
(f)Definitions.
(i)The following definitions are hereby added to the “Definitions” section of the Loan Agreement in the appropriate alphabetical order:
“Anti-Corruption Laws: Means all laws, rules and regulations of any jurisdiction applicable to Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.”
“Blocked Person: Has the meaning set forth in Section 4.16.”
“FATCA: Means Sections 1471 through 1474 of the Code, as of August 17, 2015 (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.”
“Fourth Modification Agreement: Means that certain Fourth Modification Agreement made as of August 17, 2015, by and among Borrower, Agent and the Lenders party thereto.”
“Fourth Modification Agreement Effective Date: Means the “Effective Date” under and as defined in the Fourth Modification Agreement.”
“PATRIOT Act: Means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2011)), as amended from time to time, and any successor statute.”

“Sanctions: Means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.”
“Sanctioned Country: Means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person: means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
(ii) The following definitions are hereby amended and restated in their entirety as follows:
“Change of Control: Shall be deemed to have occurred at such time as there is (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), but excluding (i) Permitted Investors and (ii) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan unless such plan is part of a group, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of thirty-five percent (35%) or more of the equity securities of Initial Guarantor entitled to vote for members of the board of directors or equivalent governing body of Initial Guarantor on a fully diluted basis or (b) during any period of 12 consecutive months, a majority of the members of the board of directors of Initial Guarantor cease to be composed of individuals (i) who were members of that board on the first day of such period, (ii) whose election or nomination to that board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board.”
“Excluded Taxes: Means, in the case of each Lender or applicable Lending Installation and Agent, (a) taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or Agent is incorporated or organized, (ii) the jurisdiction in which Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located, (b) taxes attributable to such Lender’s failure to comply with Section 9.18; or (c) any U.S. federal withholding tax imposed pursuant to FATCA.”
“LIBOR: With respect to each LIBOR Rate Period applicable to any requested LIBOR Rate Advance, a per annum rate of interest equal to the greater of (a) zero percent (0.0%) and (b) the rate which appears on the Reuters Screen LIBOROI (or any successor or substitute thereto selected by Agent in its sole discretion) as of 10:00 a.m., London time, two (2) Business Days prior to the first day of the applicable LIBOR Rate Period selected by Borrower, for United States dollar deposits having a term coinciding with the LIBOR Rate Period selected by Borrower, adjusted for any reserve requirements and any subsequent costs arising from a change in government regulation.”
“LIBOR Daily Reset Based Rate: With respect to each LIBOR Daily Reset Rate Advance, the greater of (a) zero percent (0.0%) and (b) the Applicable Spread per annum plus the one-month LIBOR rate quoted by Agent from Reuters Screen LIBOROI Page (or any successor or substitute thereto selected by Agent in its sole discretion), which shall be that one-month LIBOR rate in effect and reset each Business Day, adjusted for any subsequent costs arising from a change in government regulation. Notwithstanding the immediately preceding sentence, if on any date for determining the one-month LIBOR rate, Agent shall determine (which determination shall be conclusive in the absence of manifest error) that (x) because of circumstances affecting the Money Markets, adequate and fair means do not exist for ascertaining the one-month LIBOR rate, or (y) it is unlawful to maintain any Advance at a rate based on the one-month LIBOR rate, Agent shall promptly give to Borrower telephonic notice (confirmed as soon as practicable in writing) of the nature and effect of such circumstances and/or illegality. After receipt of such notice and during the existence of such circumstances and/or illegality, the one-month LIBOR rate component of this definition under clause (b), above, that shall apply to the relevant portion of the outstanding Principal Balance, shall be determined based upon an alternate index selected by Agent, in its sole discretion, reasonably comparable to that of one-month LIBOR, intended to generate a return substantially the same as that generated by the one-month LIBOR rate, and all references in the Loan Documents to the LIBOR Daily Reset Based Rate shall be deemed to incorporate such alternate rate as the operative reference with respect to the one-month LIBOR rate component under clause (b), above, of this definition, while such rate is in effect.”
(g)No Other Modifications. Except as expressly set forth in this Agreement, the Loan Documents shall be and remain unmodified and in full force and effect.
4.General Release. As further inducement to Agent and Lenders to enter into this Agreement, Borrower and Guarantors hereby release Agent and Lenders as follows:
(a)    Borrower and Guarantors and their heirs, successors and assigns (collectively, the “Releasing Parties”) do hereby release, acquit and forever discharge Agent and Lenders of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of action, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses of every type, kind, nature, description, or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, which in any way, have, prior to the Effective Date, arisen out of, are connected with or related to the Loan Documents, this Agreement or any earlier and/or other agreement or document referred to therein (collectively, the “Released Claims”).
(b)    The agreement of the Releasing Parties, as set forth in the preceding subparagraph (a) shall inure to the benefit of the successors, assigns, insurers, administrators, agents, employees, and representatives of Agent and Lenders.
(c)    The Releasing Parties have read the foregoing release, fully understand the legal consequences thereof and have obtained the advice of counsel with respect thereto. The Releasing Parties further warrant and represent that they are authorized to make the foregoing release.
(d)    Each Releasing Party acknowledges that the foregoing release shall extend to Released Claims which the Releasing Party does not know or suspect to exist in Releasing Party’s favor at the time of executing this Agreement, regardless of whether such Released Claims, if known by such Releasing Party, would have materially affected such Releasing Party’s decision to enter into this Agreement. Each Releasing Party acknowledges that they are familiar with Section 1542 of the Civil Code of the State of California which provides as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
(e)    Each Releasing Party waives and relinquishes any right or benefit which it has or may have under Section 1542 of the Civil Code of the State of California and any similar provision of the statutory or non-statutory law of any other jurisdiction, to the full extent that it may lawfully waive all such rights and benefits. In connection with such waiver and relinquishment, each Releasing Party acknowledges that it is aware that it or its attorneys or agents may hereafter discover facts in addition to or different from those which it now knows or believes to exist with respect to the subject matter of this Section 4 or the other parties hereto, but that each Releasing Party intends hereby fully, finally, and forever to settle, waive and release all of the Released Claims, known or unknown, suspected or unsuspected, which now exist or may exist hereafter between Releasing Parties and Agent and Lenders in connection with the Loan, except as otherwise expressly provided in this Section 4. This foregoing release shall be and remain in effect notwithstanding the discovery or existence of any such additional or different facts.
(f)    Each Releasing Party warrants and represents that it is the sole and lawful owner of all right, title and interest in and to all of the respective Released Claims released hereby and that it has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person or entity any such claim or any portion thereof. This release is not to be construed and does not constitute an admission of liability on the part of Agent or Lenders. This release shall constitute an absolute bar to any Released Claim of any kind, whether such claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable. The Releasing Parties specifically agree that any attempt to assert a claim barred hereby shall subject each of them to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

/s/ MW    /s/ KM
Borrower’s Initials    Guarantor’s Initials

(By Kent Mouton, authorized to initial on
behalf of each and every Guarantor)

[Remainder of page left intentionally blank]

5.Conditions Precedent. Before this Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied in a manner acceptable to Agent in the exercise of Agent’s sole judgment (except as waived or reserved by Agent in writing):
(a)    Agent shall have received fully executed originals of this Agreement and the Consent of Guarantors attached hereto, and any other documents which Agent may require or request in accordance with this Agreement or the other Loan Documents.
(b)    Agent and Lenders shall have received reimbursement, in immediately available funds, of all actual, out-of-pocket costs and expenses incurred by Agent and Lenders in connection with the Loan or this Agreement, including the legal fees, charges and expenses of Agent’s counsel (determined on the basis of such counsel’s generally applicable rates, which may be higher than the rates such counsel charges Agent in certain matters).
(c)    Agent shall have received all documents evidencing the formation, organization and valid existence of the Borrower and Guarantors (to the extent such documents have been amended or modified since they were previously delivered to Agent), and the authorization for the execution, delivery, and performance of the Agreement (to the extent any new authorizations are required).
(d)    No change shall have occurred in the financial condition of Borrower, Initial Guarantor or the Borrower Parties as a whole, which would have, in Agent’s sole judgment, a material adverse effect on the ability of Borrower, Initial Guarantor or Borrower Parties as a whole to repay the Loan or otherwise perform their obligations under the Loan Documents.
(e)    Borrower’s representations and warranties set forth in Section 6 below are true and correct in all respects.
(f)    The Lenders shall have received from Borrower all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
(g)    The conditions precedent shall have been satisfied prior to August 17, 2015 unless waived or reserved by Agent in writing.
6.Borrower’s Representations and Warranties. Borrower represents and warrants to Agent and Lenders as follows:
(a)    Loan Documents. Except as previously disclosed to Agent in writing, all representations and warranties made and given by Borrower in the Loan Documents are true, accurate and correct in all material respects. Borrower is in compliance with all covenants, terms and conditions in effect and as required under the Loan Documents (as modified by this Agreement).

(b)    No Default. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with notice or the passage of time or both, would be an Event of Default.
(c)    Borrowing Entity. Borrower is a corporation which is duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct business, and is in good standing, in the State of California. Except as previously disclosed in writing by Borrower to Agent, there have been no changes in the organization, composition, ownership structure or formation documents of Borrower since the Closing Date. Borrower’s execution and delivery of this Agreement and each Guarantor’s execution and delivery of the Consent of Guarantors attached hereto, and the continued performance by Borrower and each Guarantor of its obligations under the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower, Guarantors and any other required parties. This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
7.Incorporation. This Agreement shall form a part of each Loan Document, and all references to a given Loan Document shall mean that document as modified pursuant to this Agreement. For purposes of this Agreement, the “Effective Date” shall be the date that Agent notifies Borrower that all of the conditions precedent set forth in Section 5 hereof have been satisfied in a manner acceptable to Agent in the exercise of Agent’s sole judgment, or waived or reserved by Agent in writing.
8.No Prejudice; Reservation of Rights. Except as expressly set forth herein, this Agreement shall not prejudice any rights or remedies of Agent or Lenders under the Loan Documents. Agent and Lenders reserve, without limitation, all rights which it has against any endorser of the Notes.
9.No Impairment. Except as specifically hereby amended, the Loan Documents shall each remain unaffected by this Agreement and all such documents shall remain in full force and effect.
10.Integration. The Loan Documents, including this Agreement: (a) integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument in effect as of the Effective Date, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail.
11.Miscellaneous. This Agreement and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts shall constitute but one and the same document. If any court of competent jurisdiction determines any provision of this Agreement or any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents. This Agreement shall be governed by the laws of the State of California, without regard to the choice of law rules of that State. As used here, the word “include(s)” means “includes(s), without limitation,” and the word “including” means “including, but not limited to.”
12.No Reliance on Other Representations or Promises. This Agreement constitutes the entire agreement between the parties with respect to the terms hereof. This Agreement supersedes all previous negotiations, discussions and agreements between or among any of the parties, including, without limitation, any and all term sheets, and no parole evidence of any prior or other agreement shall be permitted to contradict or vary the terms of this Agreement. By executing this Agreement, Borrower expressly acknowledges to Agent and Lenders that it did not rely on any promise, representation, assurance, agreement, statement or advice, oral or written, not expressly set forth in this Agreement in reaching its decision to enter into this Agreement and that no promises, representations, assurances, agreements, statements or advice, oral or written, have been made to Borrower which conflict with the written terms of this Agreement. Borrower acknowledges to Agent and Lenders that it (i) has read and understands the terms and conditions contained in this Agreement, and (ii) has relied only on its review and interpretation of (and advice of its counsel in respect of) this Agreement (and it has not relied on any promises, representations, assurances, agreements, statements or advice from Agent, any Lender, or any of Agent’s or any Lender’s officers, employees, agents, attorneys or other representatives). This Agreement may be amended only in a writing signed by the parties hereto.
[Signatures on following page]

Borrower’s Initials: /s/ MW /s/ KM

Borrower:

KENNEDY-WILSON, INC., a Delaware corporation

By:        /s/ Matthew Windisch
Name:    Matthew Windisch
Title:    VP

By:        /s/ Kent Mouton
Name:    Kent Mouton
Title:    VP

[Signature Page to Fourth Modification Agreement]

Agent:

U.S. BANK NATIONAL ASSOCIATION,
as Agent

By:        /s/ Adrian Metter
Name:    Adrian Metter
Title:    Senior Vice President

Lender:

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:        /s/ Adrian Metter
Name:    Adrian Metter
Title:    Senior Vice President

[Signature Page to Fourth Modification Agreement]

Lenders:

EAST-WEST BANK,
as a Lender

By:        /s/ Flora Ling
Name:    Flora Ling
Title:    SVP

THE GOVERNOR AND COMPANY
OF THE BANK OF IRELAND,
as a Lender

By:        /s/ Ford Young
Name:    Ford Young
Title:    Director

By:        /s/ James Finn
Name:    James Finn
Title:    VP

BANK OF AMERICA, N.A.,
as a Lender

By:        /s/ Dennis Kwan
Name:    Dennis Kwan
Title:    Vice President

[Signature Page to Fourth Modification Agreement]

DEUTSCHE BANK AG NEW YORK
BRANCH, as a Lender

By:        /s/ J.T. Johnston Coe
Name:    J.T. Johnston Coe
Title:    Managing Director

By:        /s/ Murray Mackinnon
Name:    Murray Mackinnon
Title: Vice President

J.P. MORGAN CHASE BANK, N.A.,
as a Lender

By:        /s/ Chiara Carter
Name:    Chiara Carter
Title:    Vice President

[Signature Page to Fourth Modification Agreement]

CONSENT OF GUARANTORS
The undersigned, having read and understood the foregoing Fourth Modification Agreement (“Agreement”), hereby (i) consent to all of the terms, conditions and provisions of the Agreement and the transactions contemplated by the Agreement, including, but not limited to, Sections 2 through 5, inclusive, thereof, (ii) agree that the Agreement does not terminate any of the obligations of the undersigned to Agent and Lenders under the Guaranties, (iii) reaffirm their obligations under the Guaranties in light of the Agreement (including, but not limited to, Sections 2 through 5, inclusive, thereof), and (iv) agree that, by their execution of this Consent of Guarantors, each of the undersigned Guarantors shall be deemed to have joined in the provisions of Section 4 of the Modification Agreement as a Releasing Party, and hereby affirmatively join in and make each of the waivers and releases set forth in said Section 4 in favor of Agent and the Lenders, which Section 4 is incorporated into this Consent of Guarantors in its entirety by this reference. The undersigned, having reread the Guaranties and with advice of their own counsel, hereby reaffirm and restate all waivers, authorizations, agreements and understandings set forth in the Guaranties, as though set forth in full herein. Capitalized terms used in this consent but not otherwise defined shall have the meanings ascribed to such terms in the Agreement.
Dated as of August 17, 2015.

[Remainder of page left intentionally blank]

CONSENT

Guarantors:

KENNEDY-WILSON HOLDINGS, INC.,
a Delaware corporation

By:        /s/ Kent Mouton
Name:    Kent Mouton
Title:    VP

Kennedy Wilson Property Services DI GP, LLC,
KW BASGF II Manager, LLC,
KWF Investors I, LLC,
KWF Investors II, LLC,
KWF Investors III, LLC,
KWF Manager I, LLC,
KWF Manager II, LLC,
KWF Manager III, LLC,
KW - Richmond, LLC,
SG KW Venture I Manager LLC,
KW Loan Partners I LLC,
KW Summer House Manager, LLC,
KW Montclair, LLC,
KW Serenade Manager, LLC,
KW Redmond Manager, LLC,
KW Dillingham Aina LLC,
KWF Manager IV, LLC,
KWF Manager V, LLC,
Kennedy Wilson Property Equity IV, LLC,
KWF Investors IV, LLC,
KWF Investors V, LLC,
KW Annacost, LLC,
Santa Maria Land Partners Manager, LLC,
KW Captowers Partners, LLC,
KW Loan Partners VII, LLC,
KWF Investors VII, LLC,
KWF Manager VII, LLC,
KW Boise Plaza, LLC,
Kennedy Wilson Property Services IV GP, LLC,
KW/CV Third-Pacific Manager, LLC,
KW EU Loan Partners II, LLC,
KWF Investors VIII, LLC,
KWF Manager VIII, LLC,
KW 1200 Main LLC,
KW Harrington LLC,
KW 5200 Lankershim Manager, LLC,

Signature Page to Consent of Guarantors

KWF Manager X, LLC,
KWF Manager XI, LLC,
KWF Manager XII, LLC,
KW Real Estate Venture XIII, LLC,
KWF Manager XIII, LLC,
KWF Manager XV, LLC,
KW EU Loan Partners III, LLC,
KW EU Investors I, LLC,
KW Richfield Plaza, LLC,
KW Currier Square Shopping Center, LLC,
KW Creekview Shopping Center, LLC,
KW Securities, LLC,
Kennedy Wilson Property Special Equity III, LLC,
KW Ireland, LLC,
KW Four Points LLC,
KW Loan Partners VIII, LLC,
KW Residential Capital, LLC,
KW Fund IV—Kohanaiki, LLC,
Meyers Research, LLC,
KW Investment Adviser, LLC,
Dillingham Ranch Aina LLC,
each a Delaware limited liability company

By:        /s/ Kent Mouton
Kent Mouton, Authorized Signatory

Kennedy-Wilson Properties, Ltd.,
Kennedy-Wilson Property Services, Inc., Kennedy‑Wilson Property Services II, Inc., Kennedy-Wilson Property Equity, Inc., Kennedy‑Wilson Property Equity II, Inc., Kennedy‑Wilson Property Special Equity, Inc.,

By:        /s/ Kent Mouton
Kent Mouton, Authorized Signatory

Signature Page to Consent of Guarantors

Kennedy-Wilson Property Special Equity II, Inc., Kennedy Wilson Overseas Investments, Inc., Fairways 340 Corp.,
each a Delaware corporation

By:        /s/ Kent Mouton
Kent Mouton, Authorized Signatory

K-W Properties,
K-W Santiago Inc.,
Kennedy Wilson Auction Group Inc.,
Kennedy-Wilson Capital,
Kennedy-Wilson International,
Kennedy-Wilson Tech Ltd.,
KW Builder Marketing Services, Inc.,
KWP Financial I,
each a California corporation

By:        /s/ Kent Mouton
Kent Mouton, Authorized Signatory

KW Loan Partners II LLC,
Kennedy Wilson Fund Management Group, LLC, each a California limited liability company

By:        /s/ Kent Mouton
Kent Mouton, Authorized Signatory

Kennedy-Wilson Properties Ltd.,
an Illinois corporation

By:        /s/ Kent Mouton
Kent Mouton, Authorized Signatory

Signature Page to Consent of Guarantors

Kennedy Wilson Property Services DI, L.P., Kennedy Wilson Property Services IV, L.P.,
each a Delaware limited partnership

By:        /s/ Kent Mouton
Kent Mouton, Authorized Signatory

Signature Page to Consent of Guarantors